Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-190077 on Form S-8 of our report dated March 14, 2014, relating to the consolidated financial statements of UCP, Inc. and subsidiaries (the “Company) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2013.
/s/ DELOITTE & TOUCHE LLP
San Diego, California

March 14, 2014